EXHIBIT 99.2

willistowerswatson.com willistowerswatson.com Willis Towers Watson Earnings Release Supplemental Materials 2021 Third Quarter Financial Results October 28, 2021 © 2021 Willis Towers Watson. All rights reserved.

Willis Towers Watson Forward Looking Statements

This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as "may", "will", "would", "expect", "anticipate", "believe", "estimate", "plan", "intend", "continue", or similar words, expressions or the negative of such terms or other comparable terminology. These statements include, but are not limited to, such things as our outlook, the impact of the COVID-19 pandemic on our business, impact of the termination of the business combination with Aon plc and the divestitures contemplated in connection therewith, future capital expenditures, ongoing working capital efforts, future share repurchases, financial results (including our revenue), the impact of changes to tax laws on our financial results, existing and evolving business strategies and acquisitions and dispositions, demand for our services and competitive strengths, goals, the benefits of new initiatives, growth of our business and operations, our ability to successfully manage ongoing organizational and technology changes, including investments in improving systems and processes, and plans and references to future successes, including our future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Willis Towers Watson's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. All forward-looking disclosure is speculative by its nature.

There are important risks, uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained herein, including the following: our ability to successfully establish, execute and achieve our global business strategy as it evolves; changes in demand for our services, including any decline in consulting services, defined benefit pension plans or the purchasing of insurance; the risks related to changes in general economic, business and political conditions, including changes in the financial markets and inflation; the risks relating to the adverse impact of the ongoing COVID-19 pandemic on the demand for our products and services, our cash flows and our business operations, including increased demand on our information technology resources and systems and related risks of cybersecurity breaches or incidents; the risks relating to or arising from the termination of the business combination with Aon plc announced in March 2020 and the divestitures contemplated in connection therewith, including, among others, risks relating to the impact of such terminations on relationships, including with suppliers, customers, employees and regulators, risks relating to litigation in connection with the business combination and the impact of the costs of the business combination that will be borne by us, despite the business combination being terminated and the income receipt of the termination fee and its estimated income tax impact; our ability to consummate the transaction with Arthur J. Gallagher in the expected timeframe, or at all, and related risks; significant competition that we face and the potential for loss of market share and/or profitability; the impact of seasonality, differences in timing of renewals and non-recurring revenue increases from disposals and book-of-business sales; the failure to protect client data or breaches of information systems or insufficient safeguards against cybersecurity breaches or incidents; the risk of increased liability or new legal claims arising from our new and existing products and services, and expectations, intentions and outcomes relating to outstanding litigation; the risk of substantial negative outcomes on existing litigation or investigation matters; changes in the regulatory environment in which we operate, including, among other risks, the impacts of pending competition law and regulatory investigations; various claims, government inquiries or investigations or the potential for regulatory action; our ability to make divestitures or acquisitions and our ability to integrate or manage such acquired businesses; our ability to successfully hedge against fluctuations in foreign currency rates; our ability to integrate direct-to-consumer sales and marketing solutions with our existing offerings and solutions; our ability to comply with complex and evolving regulations related to data privacy and cyber security; our ability to successfully manage ongoing organizational changes, including investments in improving systems and processes; disasters or business continuity problems; the impact of Brexit; our ability to successfully enhance our billing, collection and other working capital efforts, and thereby increase our free cash flow; the potential impact of the anticipated replacement of the London Interbank Offered Rate ('LIBOR'); our ability to properly identify and manage conflicts of interest; reputational damage, including from association with third parties; reliance on third-party services; the loss of key employees or a large number of employees; doing business internationally, including the impact of exchange rates; compliance with extensive government regulation; the risk of sanctions imposed by governments, or changes to associated sanction regulations; our ability to effectively apply technology, data and analytics changes for internal operations, maintaining industry standards and meeting client preferences; changes and developments in the insurance industry or the U.S. healthcare system, including those related to Medicare and any policy changes from the new Presidential administration and legislative actions from the current U.S. Congress; the inability to protect the Company's intellectual property rights, or the potential infringement upon the intellectual property rights of others; fluctuations in our pension assets and liabilities; our capital structure, including indebtedness amounts, the limitations imposed by the covenants in the documents governing such indebtedness and the maintenance of the financial and disclosure controls and procedures of each; our ability to obtain financing on favorable terms or at all; adverse changes in our credit ratings; the impact of recent or potential changes to U.S. or foreign tax laws, including on our effective tax rate, and the enactment of additional, or the revision of existing, state, federal, and/or foreign regulatory and tax laws, development of case law, regulations and any policy changes from the new Presidential administration and legislative actions from the current U.S. Congress; U.S. federal income tax consequences to U.S. persons owning at least 10% of our shares; changes in accounting principles, estimates or assumptions; fluctuation in revenue against our relatively fixed or higher than expected expenses; the laws of Ireland being different from the laws of the U.S. and potentially affording less protections to the holders of our securities; and our holding company structure potentially preventing us from being able to receive dividends or other distributions in needed amounts from our subsidiaries. The foregoing list of factors is not exhaustive and new factors may emerge from time to time that could also affect actual performance and results. For more information, please see Part I, Item 1A in our Annual Report on Form 10-K, and our subsequent filings with the SEC. Copies are available online at http://www.sec.gov or www.willistowerswatson.com.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.

Our forward-looking statements speak only as of the date made, and we will not update these forward-looking statements unless the securities laws require us to do so. With regard to these risks, uncertainties and assumptions, the forward-looking events discussed in this document may not occur, and we caution you against unduly relying on these forward-looking statements.

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willistowerswatson.com Willis Towers Watson Non - GAAP Measures © 2021 Willis Towers Watson. All rights reserved. In order to assist readers of our consolidated financial statements in understanding the core operating results that Willis T owe rs Watson’s management uses to evaluate the business and for financial planning, we present the following non - GAAP measures: (1) Constant Currency Change, (2) Organic Change, (3) Adjusted O perating Income/Margin, (4) Adjusted EBITDA/Margin, (5) Adjusted Net Income, (6) Adjusted Diluted Earnings Per Share, (7) Adjusted Income Before Taxes, (8) Adjusted Income Taxes/Tax Ra te and (9) Free Cash Flow. The Company believes that these measures are relevant and provide useful information widely used by analysts, investors and o the r interested parties in our industry to provide a baseline for evaluating and comparing our operating performance, and in the case of free cash flow, our liquidity results. Reconciliations of these measures are included in the accompanying appendix of these earning release supplemental materials. The Company does not reconcile its forward - looking non - GAAP financial measures to the corresponding U.S. GAAP measures, due to v ariability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information, such as fo reign currency impacts necessary for a quantitative reconciliation of these forward - looking non - GAAP financial measures to the most directly comparable U.S. GAAP financial measure, is available to t he Company without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The Company provides non - GAA P financial measures that it believes will be achieved, however it cannot accurately predict all of the components of the adjusted calculations and the U.S. GAAP measures may be mat eri ally different than the non - GAAP measures. 2

willistowerswatson.com Q3 2021 GAAP Financial Results Key figures as reported are from continuing operations unless otherwise stated © 2021 Willis Towers Watson. All rights reserved. 3 $USD million, except EPS and % Three months ended September 30, Nine months ended September 30, 2020 2021 change % 2020 2021 change % Revenue $1,897 $1,973 +4% $5,946 $6,292 +6% Income from operations $66 $1,131 +1,614% $280 $1,512 +440% Operating margin % 3.5% 57.3% +5,380 bps 4.7% 24.0% +1,930 bps Income from continuing operations $119 $919 +672% $284 $1,582 +457% (Loss)/income from discontinued operations, net of tax $3 - $12 - 500% $253 $247 - 2% Income from continuing operations per share $0.91 $7.10 +680% 2.06 12.14 +489% (Loss)/income from discontinued operations per share $0.02 - $0.09 - 502% 1.95 1.90 - 3% Diluted earnings per share* $0.93 $6.99 +653% $3.99 $14.00 +251% Net cash from operating activities* $1,206 $1,877 +56% * include discontinued operations

Q3 2021 Non-GAAP Key Results From Continuing Operations[1]

Willis Towers Watson reports third quarter 2021 earnings

Total Revenue

$2.0B

Q3 2021 Revenue

Broad-Based Organic Growth

Constant currency growth of 3% and organic revenue growth of 7% for the quarter. Organic revenue growth across all segments

This reflects our commitment to our clients and their rapidly evolving needs as they continue to navigate business disruptions and marketplace uncertainty

Constant Currency %		Organic %	
+3%	Flat	+7%	-1%
Q3 2021	Q3 2020	Q3 2021	Q3 2020

Adj. Diluted EPS[2]

$1.73

Q3 2021 Adj. Diluted EPS

Double-Digit Earnings Growth

Delivered strong adjusted diluted EPS growth of 32%

Underpinned by robust growth in core operations as well as effective management of non-operating activities

+32%	$1.31
Q3 2021	Q3 2020

Adj. Operating Margin[2]

13.4%

Q3 2021
Adj. Operating Margin

Core Margin Expansion

+120bps of core margin expansion from continuing operations

Strong organic growth coupled with operational efficiency gains and disciplined expense management helped drive continuing operations margin expansion

+120bps	12.2%
Q3 2021	Q3 2020

Free Cash Flow[2,3]

$1.8B

Free Cash Flow nine months ended September 30, 2021

Robust Core Cash Generation

Underlying FCF was robust as a result of working capital and operational improvements

FCF includes net $942 million of deal termination income receipt that was offset by $185 million of legal settlements payments and $189 million of incentives and benefit-related items. **Absent these items, FCF growth would have been 17%**

+73%	$1.0B
YTD '21 vs. YTD '20	YTD 2020

1 Continuing operations excludes the Reinsurance business, which has been reported as discontinued operations
2 Includes discontinued operations
2 Signifies Non-GAAP financial measures. See appendix for Non-GAAP reconciliations.

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Organic Growth Across All Segments From Continuing Operations

Our unwavering commitment to our clients and colleagues is key to our growth

Organic Revenue Growth %

	Q3 2020	Q3 2021
Human Capital & Benefits	-2%	**6%**
Corporate Risk & Broking	-1%	**6%**
Investment, Risk & Reinsurance[1]	3%	**10%**
Benefits Delivery & Administration	6%	**7%**
Willis Towers Watson	-1%	**7%**

HCB organic revenue growth was driven by Talent and Rewards strong market demand for rewards advisory work and talent and compensation products. Health and Benefits revenue grew from increased consulting work and commissions in North America. Technology and Administration Solutions revenue increased due to project work and client activity in Great Britain. Retirement revenue was flat with growth in Great Britain offset by a decline in revenue in North America.

CRB produced solid organic growth and was led by North America from new business across M&A, FINEX, Construction, Aerospace. Revenue in International, Great Britain, and Western Europe also increased with new business generation and strong renewals across several insurance lines, most notably, in FINEX and Retail.

IRR organic revenue growth reflects strong growth from continuing operations, which excludes Reinsurance line of business. The organic growth reflects strong advisory-related fees in both Investment and Insurance Consulting & Technology businesses.

BDA was led by Individual Marketplace, primarily TRANZACT. For the quarter, TRANZACT revenue was $111 million with strong growth in Medicare Advantage sales. Benefits Outsourcing also increased, driven by its expanded client base.

1 IRR segment results as presented for Q3 2021 excludes the Reinsurance business, which has been reported as discontinued operations

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willistowerswatson.com Summary of Segment Financial Results Q3 2021 segment results compared to Q3 2020 on continuing operations basis © 2021 Willis Towers Watson. All rights reserved. 6 As reported, $USD million, except % Q3 2020 Q3 2021 Revenue Operating Margin % 2 Revenue Operating Margin % 2 Margin Year - over - year Human Capital & Benefits 796 26% 852 28% +210 bps Corporate Risk & Broking 649 13% 697 16% +380 bps Investment, Risk & Reinsurance 1 220 9% 172 13% +360 bps Benefits Delivery & Administration 226 - 5% 242 - 8% - 260 bps 1 IRR segment results as presented for Q3 2021 excludes the Reinsurance business, which has been reported as discontinued ope rat ions 2 The Operating Margin percentage is rounded

willistowerswatson.com Maintaining A Flexible Balance Sheet Reinforcing our business fundamentals; safeguarding WTW’s financial strength 7 © 2021 Willis Towers Watson. All rights reserved. A disciplined capital management strategy intended to provide Willis Towers Watson with the financial flexibility to reinvest in our businesses, capitalize on market growth opportunities, and support significant value creation for shareholders Our capital structure provides a solid foundation of business strength and reinforces our ability to capture growth in the long - term History of effectively managing our leverage with a commitment to maintaining investment grade credit rating Committed to a disciplined approach to managing outstanding debt and successfully reduced our leverage profile 1 Total Debt equals sum of current debt and long - term debt as shown on the Consolidated Balance Sheets. 2 Signifies Non - GAAP financial measure. See appendix for Non - GAAP reconciliations. $USD million Sept 30, 2020 Dec 31 , 2020 Sept 30, 2021 Cash and Cash Equivalents 1,647 2,089 2,162 Total Debt 1 5,614 5,635 4,637 Total Equity 10,620 10,932 11,817 Debt to Adj. EBITDA 2 Trailing 12 - month 2.3x 2.3x 1.7x

A Capital Strategy Fit For The Short & Long-Term

Disciplined approach to capital management

A capital light business model and capital structure to allow flexibility to deploy capital with the goal of creating the most value based on changes in the businesses and/or the macro environment

A strong focus on return on investment to optimize the use of cash

A disciplined approach to managing our pipeline of investment opportunities. Matching capital with opportunities with the goal of yielding the best results for our clients, colleagues, and shareholders

Goals to prioritize use of cash

- Reinvest in our capabilities, businesses, and processes
- Invest in innovation, technology, and new business opportunities
- Return excess cash to shareholders through share repurchase
- Strengthen balance sheet and liquidity
- Sustain dividends and payout ratio
- Pursue opportunistic small tuck-ins and bolt-on M&A to strengthen capabilities and divestitures

CASH RETURNED TO SHAREHOLDERS

$4.6B

FY2016 to Q3 FY2021


Share repurchases
Dividends
$ million
$595
$396
$199
$986
$709
$277
$908
$602
$306
$479
$150
$329
$346
$346
$1,275
$1,000
$275
2016
2017
2018
2019
2020
2021 YTD

MEANINGFUL DIVIDEND GROWTH

+11%

Cash dividend growth 5 years CAGR


Quarterly cash dividend per share
$0.48
$0.53
$0.60
$0.65
$0.71
$0.80
+11%
2016
2017
2018
2019
2020
2021

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Driving Continuous Sustainable Adjusted Operating Margin Improvement

Adjusted Operating Margin %, Continuing Operations

$USD millions except %	Three months ended,					Three months ended,		
	Mar 31, 2020	June 30, 2020	Sep 30, 2020	Dec 31, 2020	**Full Year 2020**	Mar 31, 2021	June 30, 2021	Sep 30, 2021
Revenue	**$2,122**	**$1,927**	**$1,897**	**$2,675**	**$8,621**	**$2,228**	**$2,091**	**$1,973**
Salaries and benefits	1,292	1,277	1,238	1,353	5,160	1,419	1,317	1,255
Other operating expenses	463	377	370	488	1,698	400	384	385
Depreciation	98	66	73	70	307	71	72	69
Amortization	120	119	108	114	461	103	97	85
Restructuring costs	0	0	0	24	24	0	0	0
Transaction and integration costs	9	14	42	45	110	24	51	-952
Total cost of providing services	**1,982**	**1,853**	**1,831**	**2,094**	**7,760**	**2,017**	**1,921**	**842**
Income from operations	**140**	**74**	**66**	**581**	**861**	**211**	**170**	**1,131**
Abandonment of long-lived asset	35	0	0	0	35	0	0	0
Amortization	120	119	108	114	461	103	97	85
Restructuring costs	0	0	0	24	24	0	0	0
Transaction & integration costs	9	14	42	45	110	24	51	-952
Provision for significant litigation	0	0	15	50	65	0	0	0
Adjusted operating income	**304**	**207**	**231**	**814**	**1,556**	**338**	**318**	**264**
Adjusted operating margin %	**14.3%**	**10.7%**	**12.2%**	**30.4%**	**18.1%**	**15.2%**	**15.2%**	**13.4%**

Income and margin as reported above does not reflect any reimbursement that may be received under a Transition Services Agreement following the completion of the pending Willis Re disposition

YTD 2021

Continuing operations adjusted operating margin


+210bps
adj operating margin improvement
12.5%
14.6%
9/30/2020
9/30/2021
Nine months ended September

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willistowerswatson.com 10 © 2021 Willis Towers Watson. All rights reserved. YTD 2021 Continuing operations adjusted operating margin Key financial targets | Strategic initiatives will deliver sustainable growth and results 3 - year revenue growth FY2024 adjusted operating margin FY2022 to FY2024 strong FCF generation FY2024 adjusted diluted EPS Mid - single digit+ Organic revenue growth % 24% to 25% Adjusted operating margin $5 to $6 billion FCF generation by FYE 2024 and disciplined capital deployment $18 to $21 Adjusted EPS >$10B Total revenue by FY2024 Driven by >$300M transformation initiatives savings and operating leverage resulting in significant margin improvement compared to FY2020 Significant capital available for share repurchases and investment in the business

willistowerswatson.com 11 © 2021 Willis Towers Watson. All rights reserved. YTD 2021 Continuing operations adjusted operating margin Capital allocation | ~$10B - $11B of firepower to drive shareholder value with a bold new investment in Willis Towers Watson providing a strong foundation for adjusted EPS target Estimated cash available 2H FY2021 through FY2024 Continued investment in core businesses and execute bolt - on transactions with strong strategic fit Share buyback plan announced on July 26, 2021 is complete New share buybac k plan expected to be completed in 2022 1 Primary use of capital expected to be share buybacks unless investment opportunities with superior return potential arise 2 As of September 30, 2021, approximately $4.5 billion remained on the current repurchase authority ~$10B - $11B estimated cash available 2H FY 2021 through FY 2024 ~1.3bn dividends Buybacks from FCF 1 Investing in the business for the future ~$3bn+ expected additional buyback ~$1bn buyback FY2021 $5B - $6B FCF target generation FY 2022 to FY 2024 ~$3.5B Break fee & divestiture, net of tax $1B - $2B cash available

willistowerswatson.com willistowerswatson.com Appendix: Reconciliation of Non - GAAP Measures & Restatement for Discontinued Operations 12 © 2021 Willis Towers Watson. All rights reserved.

willistowerswatson.com Appendix 1: Constant currency and organic revenue change As reported, USD millions, except % 13 © 2021 Willis Towers Watson. All rights reserved. ( i ) Components of revenue change may not add due to rounding Components of Revenue Change ( i ) Three Months Ended September 30, As Reported Currency Constant Currency Acquisitions/ Organic 2021 2020 % Change Impact Change Divestitures Change Human Capital & Benefits $ 852 $ 796 7% 2% 5% 0% 6% Corporate Risk & Broking 697 649 7% 1% 6% 0% 6% Investment, Risk & Reinsurance 172 220 (22)% 2% (24)% (34)% 10% Benefits Delivery & Administration 242 226 7% 0% 7% 0% 7% Segment Revenue 1,963 1,891 4% 1% 3% (4)% 7% Reimbursable expenses and other 10 6 Revenue $ 1,973 $ 1,897 4% 1% 3% (4)% 7% Components of Revenue Change ( i ) Nine Months Ended September 30, As Reported Currency Constant Currency Acquisitions/ Organic 2021 2020 % Change Impact Change Divestitures Change Human Capital & Benefits $ 2,563 $ 2,413 6% 3% 3% 0% 3% Corporate Risk & Broking 2,295 2,089 10% 3% 6% 0% 6% Investment, Risk & Reinsurance 615 716 (14)% 4% (18)% (30)% 12% Benefits Delivery & Administration 771 666 16% 0% 16% 1% 15% Segment Revenue 6,244 5,884 6% 3% 3% (4)% 7% Reimbursable expenses and other 48 62 Revenue $ 6,292 $ 5,946 6% 3% 2% (4)% 6%

willistowerswatson.com Appendix 2: Adjusted operating income and margin, adjusted EBITDA and margin, free cash flow As reported, USD millions, except % 14 © 2021 Willis Towers Watson. All rights reserved. Nine Months Ended September 30, 2021 2020 Cash flows from operating activities $ 1,877 $ 1,206 Less: Additions to fixed assets and software for internal use (109) (183) Free Cash Flow $ 1,768 $ 1,023 Three Months Ended September 30, 2021 2020 Income from operations $ 1,131 57.3% $ 66 3.5 % Adjusted for certain items: Amortization 85 108 Transaction and integration, net (952) 42 Provision for significant litigation — 15 Adjusted operating income $ 264 13.4% $ 231 12.2 % Nine Months Ended September 30, 2021 2020 Income from operations $ 1,512 24.0% $ 280 4.7 % Adjusted for certain items: Abandonment of long - lived asset — 35 Amortization 285 347 Transaction and integration, net (877) 65 Provision for significant litigation — 15 Adjusted operating income $ 920 14.6% $ 742 12.5 % Three Months Ended September 30, 2021 2020 Net Income $ 907 46.0% $ 122 6.4 % Loss/(income) from discontinued operations, net of tax 12 (3) Provision for income taxes 267 42 Interest expense 50 61 Depreciation 69 73 Amortization 85 108 Transaction and integration, net (952) 42 Provision for significant litigation — 15 Gain on disposal of operations (23) (85) Adjusted EBITDA and Adjusted EBITDA Margin $ 415 21.0% $ 375 19.8 % Nine Months Ended September 30, 2021 2020 Net Income $ 1,829 29.1% $ 537 9.0 % Loss/(income) from discontinued operations, net of tax (247) (253) Provision for income taxes 386 133 Interest expense 161 184 Depreciation ( i ) 212 237 Amortization 285 347 Transaction and integration, net (877) 65 Provision for significant litigation — 15 Gain on disposal of operations (380) (83) Adjusted EBITDA and Adjusted EBITDA Margin $ 1,369 21.8% $ 1,182 19.9% ( i ) Includes abandonment of long - lived asset of $35 million for the nine months ended September 30, 2020.

willistowerswatson.com Appendix 3: Adjusted net income and adjusted diluted earnings per share As reported, USD millions, except % and EPS 15 © 2021 Willis Towers Watson. All rights reserved. ( i ) The tax effect was calculated using an effective tax rate for each item. (ii) Per share values and totals may differ due to rounding. Three Months Ended September 30, 2021 2020 Net Income attributable to Willis Towers Watson $ 903 $ 121 Adjusted for certain items: Loss/(income) from discontinued operations, net of tax 12 (3) Amortization 85 108 Transaction and integration, net (952) 42 Provision for significant litigation — 15 Gain on disposal of operations (23) (85) Tax effect on certain items listed above ( i ) 199 (31) Tax effect of the CARES Act — 3 Adjusted Net Income $ 224 $ 170 Weighted - average shares of common stock, diluted 129 130 Diluted Earnings Per Share $ 6.99 $ 0.93 Adjusted for certain items: (ii) Loss/(income) from discontinued operations, net of tax 0.09 (0.02) Amortization 0.66 0.83 Transaction and integration, net (7.37) 0.32 Provision for significant litigation — 0.12 Gain on disposal of operations (0.18) (0.65) Tax effect on certain items listed above ( i ) 1.54 (0.24) Tax effect of the CARES Act — 0.02 Adjusted Diluted Earnings Per Share $ 1.73 $ 1.31 Nine Months Ended September 30, 2021 2020 Net Income attributable to Willis Towers Watson $ 1,820 $ 520 Adjusted for certain items: Income from discontinued operations, net of tax (247) (253) Abandonment of long - lived asset — 35 Amortization 285 347 Transaction and integration, net (877) 65 Provision for significant litigation — 15 Gain on disposal of operations (380) (83) Tax effect on certain items listed above ( i ) 144 (96) Tax effect of statutory rate change 40 — Tax effect of the CARES Act — 38 Adjusted Net Income $ 785 $ 588 Weighted - average shares of common stock, diluted 130 130 Diluted Earnings Per Share $ 14.00 $ 3.99 Adjusted for certain items: (ii) Income from discontinued operations, net of tax (1.90) (1.95) Abandonment of long - lived asset — 0.27 Amortization 2.19 2.66 Transaction and integration, net (6.75) 0.50 Provision for significant litigation — 0.12 Gain on disposal of operations (2.92) (0.64) Tax effect on certain items listed above ( i ) 1.11 (0.74) Tax effect of statutory rate change 0.31 — Tax effect of the CARES Act — 0.29 Adjusted Diluted Earnings Per Share $ 6.04 $ 4.52

willistowerswatson.com Appendix 4: Adjusted income before taxes and adjusted income tax rate As reported, USD millions, except % and EPS 16 © 2021 Willis Towers Watson. All rights reserved. ( i ) The tax effect was calculated using an effective tax rate for each item. Nine Months Ended September 30, 2021 2020 Income from operations before income taxes $ 1,968 $ 417 Adjusted for certain items: Abandonment of long - lived asset — 35 Amortization 285 347 Transaction and integration, net (877) 65 Provision for significant litigation — 15 Gain on disposal of operations (380) (83) Adjusted income before taxes $ 996 $ 796 Provision for income taxes $ 386 $ 133 Tax effect on certain items listed above ( i ) (144) 96 Tax effect of statutory rate change (40) — Tax effect of the CARES Act — (38) Adjusted income taxes $ 202 $ 191 U.S. GAAP tax rate 19.6% 31.9 % Adjusted income tax rate 20.3% 24.0 % Three Months Ended September 30, 2021 2020 Income from operations before income taxes $ 1,186 $ 161 Adjusted for certain items: Amortization 85 108 Transaction and integration, net (952) 42 Provision for significant litigation — 15 Gain on disposal of operations (23) (85) Adjusted income before taxes $ 296 $ 241 Provision for income taxes $ 267 $ 42 Tax effect on certain items listed above ( i ) (199) 31 Tax effect of the CARES Act — (3) Adjusted income taxes $ 68 $ 70 U.S. GAAP tax rate 22.5% 26.6 % Adjusted income tax rate 23.2% 29.3%

Appendix 5: Restated Income Statement For Continuing Operations

$USD millions	Three months ended, Mar 31, 2020	June 30, 2020	Sep 30, 2020	Dec 31, 2020	Full Year 2020	Three months ended, Mar 31, 2021	June 30, 2021	Sep 30, 2021	YTD 2021
Revenue	**$2,122**	**$1,927**	**$1,897**	**$2,675**	**$8,621**	**$2,228**	**$2,091**	**$1,973**	**$6,292**
Salaries and benefits	1,292	1,277	1,238	1,353	5,160	1,419	1,317	1,255	3,991
Other operating expenses	463	377	370	488	1,698	400	384	385	1,169
Depreciation	98	66	73	70	307	71	72	69	212
Amortization	120	119	108	114	461	103	97	85	285
Restructuring costs	0	0	0	24	24	0	0	0	0
Transaction and integration expenses	9	14	42	45	110	24	51	(952)	(877)
Total cost of providing services	**1,982**	**1,853**	**1,831**	**2,094**	**7,760**	**2,017**	**1,921**	**842**	**4,780**
Income from operations	**140**	**74**	**66**	**581**	**861**	**211**	**170**	**1,131**	**1,512**
Interest expense	(61)	(62)	(61)	(60)	(244)	(59)	(52)	(50)	(161)
Other non-operating income, net	89	76	156	75	396	438	74	105	617
INCOME FROM OPERATIONS BEFORE INCOME TAXES	**168**	**88**	**161**	**596**	**1,013**	**590**	**192**	**1,186**	**1,968**
Provision for income taxes	(38)	(53)	(42)	(116)	(249)	(44)	(75)	(267)	(386)
INCOME FROM CONTINUING OPERATIONS	**130**	**35**	**119**	**480**	**764**	**546**	**117**	**919**	**1,582**
Income/(loss) from discontinued operations before income taxes	223	89	7	6	325	242	90	(15)	317
(Provision for)/benefit from income taxes on discontinued operations	(40)	(22)	(4)	(3)	(69)	(52)	(21)	3	(70)
INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	**183**	**67**	**3**	**3**	**256**	**190**	**69**	**(12)**	**247**
NET INCOME	**313**	**102**	**122**	**483**	**1,020**	**736**	**186**	**907**	**1,829**
Income attributable to non-controlling interests	(8)	(8)	(1)	(7)	(24)	(3)	(2)	(4)	(9)
NET INCOME (attributable to common stockholders)	**305**	**94**	**121**	**476**	**996**	**733**	**184**	**903**	**1,820**

Amounts may include rounded values

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willistowerswatson.com About Willis Towers Watson Willis Towers Watson (NASDAQ: WLTW) is a leading global advisory, broking and solutions company that helps clients around the world turn risk into a path for growth. With roots dating to 1828, Willis Towers Watson has more than 46,000 employees and services clients in more than 140 countries. We design and deliver solutions that manage risk, optimize benefits, cultivate talent, and expand the power of capital to protect and strengthen institutions and individuals. Our unique perspective allows us to see the critical intersections between talent, assets and ideas — the dynamic formula that drives business performance. Together, we unlock potential. Learn more at willistowerswatson.com. © 2021 Willis Towers Watson. All rights reserved. 18 © 2021 Willis Towers Watson. All rights reserved.